EXHIBIT 24
                           SPECIAL POWER OF ATTORNEY

STATE OF GEORGIA

COUNTY OF FULTON

     KNOW ALL MEN BY THESE PRESENTS: That I, WILLIAM M. RICH, with offices at 11 Parkside Court, Atlanta, Georgia, do hereby make, constitute and appoint H. JAY SKELTON, of 4310 Pablo Oaks Court, Jacksonville, Florida, my true and lawful attorney in fact, for me and in my name, place and stead:

     to sign, deliver and file in my name and on my behalf both individually and in my capacity as Trustee of the DFS Trust, all forms or reports required to be filed with the Securities and Exchange Commission by certain security holders of American Heritage Life Investment Corporation, a Florida corporation, SEC File No. 1-3657, pursuant to Sections 16(a) and 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     The rights, powers and authorities of my Attorney-in-Fact, granted in this Special Power of Attorney shall commence and be in full force and effect from the date hereof and shall remain in full force and effect thereafter until I give notice in writing that such Power is terminated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of December, 1996.

Signed, sealed and delivered
in the presence of:

LINDA L. GROGAN                         WILLIAM M. RICH
-------------------                     -------------------
Linda L. Grogan                         William M. Rich

WENDY T. CHAMBERS
-------------------
Wendy T. Chambers

STATE OF GEORGIA

COUNTY OF FULTON

     Before me, the undersigned, a notary public, State of Georgia at Large, an officer duly authorized to take acknowledgements, personally appeared WILLIAM M. RICH, personally known to me and known by me to be the person described in and who executed the foregoing instrument, and he acknowledged before me that he executed the same for the uses and purposes set forth in said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, this 31st day of December, 1996.

MARY ALICE BANCROFT
-------------------------------
Mary Alice Bancroft
Notary Public, State of Georgia
at Large

Notary Public, DeKalb County, Georgia
My Commission Expires May 10, 1997

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